As Filed pursuant to Rule 424(b)(5)

Registration File No. 333-248055

Prospectus Supplement

(To Prospectus dated August 21, 2020)

1,200,000 Shares

Common Stock

We are offering 1,200,000 shares of our common stock, par value $.01 per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is traded on the Nasdaq Global Market under the symbol “TACT.” On October 13, 2020, the last reported sale price of our common stock on the Nasdaq Global Market was $7.43 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

	No Exercise of Over-Allotment		Full Exercise of Over-Allotment
	Per Share	Total	Per Share	Total
Public offering price	$7.100	$8,520,000	$7.100	$9,798,000
Underwriting discount and commissions(1)	$0.426	$511,200	$0.426	$587,880
Proceeds to us, before expenses	$6.674	$8,008,800	$6.674	$9,210,120

(1)	In addition, we have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page S-13 of this prospectus supplement for additional information.

The aggregate market value of the voting and nonvoting equity held by non-affiliates of the Company was approximately $55,672,871 based on the closing sale price per share of TransAct common stock on October 9, 2020 ($7.62) and 7,306,151 shares of TransAct common stock outstanding and held by non-affiliates as of such date. No securities have been offered pursuant to General Instruction I.B.6. to Form S-3 during the 12-calendar-month period ending on and including the date of this prospectus supplement.

The offering is being underwritten on a firm commitment basis. We have granted the underwriters an option to buy up to an additional 180,000 shares of common stock from us to cover over-allotments. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to the purchasers on or about October 16, 2020.

Sole Book-Running Manager

Roth Capital Partners

Co-Manager

Barrington Research

The date of this prospectus supplement is October 14, 2020.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. This prospectus supplement may add to, update or change information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement. If any statement in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another such document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

The accompanying prospectus is part of a shelf registration statement that we filed with the SEC. Using the shelf registration process, from time to time, we may offer and sell common stock, including the common stock offered hereby, preferred stock, debt securities, or warrants to purchase, or other rights exercisable for, shares of common stock or preferred stock or debt securities, or any combination of such securities, in one or more offerings.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus before investing in our common stock.

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Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our business, the industries we serve and the markets in which we operate, including with respect to our business prospects, our market position and opportunity, and the competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Our management’s estimates are derived from publicly available information, their knowledge of our business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys and studies has been obtained from reliable sources, we have not independently verified any of the data contained in these third-party sources, and the accuracy and completeness of the information contained in these sources is not guaranteed.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “TransAct,” the “Company,” “we,” “us” and “our” refer to TransAct Technologies Incorporated.

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FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus may include “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “plan” or “continue” or the negative thereof or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements.

Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following:

•	the adverse effect of the COVID-19 pandemic on our business, operations, financial condition, results of operations and capital resources, including as a result of supply chain disruptions, shutdowns and/or operational restrictions imposed on our customers, inability of our customers to make payments on time or at all, diversion of management attention, necessary modifications to our business practices and operations, cost cutting measures we have made and may continue to make, a possible future reduction in the value of goodwill or other intangible assets, inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions, price increases or decreased availability of component parts or raw materials, exchange rate fluctuations, volatility of and decreases in trading prices of our common stock and the availability of needed financing on acceptable terms or at all;

•	our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources;

•	our ability to successfully transition our business into the food service technology market;

•	our ability to remediate the material weaknesses over internal control over financial reporting;

•	risks associated with potential future acquisitions;

•	general economic conditions in the United States, Australia, Europe and Asia;

•	our dependence on contract manufacturers for the manufacturing and assembly of a large portion of our products in Asia;

•	our dependence on significant suppliers;

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•	our ability to recruit and retain quality employees as the Company grows;

•	our dependence on third parties for sales outside the United States, including in Australia and Asia;

•	marketplace acceptance of new products;

•	risks associated with foreign operations;

•	the availability of third-party components at reasonable prices;

•	price wars or other significant pricing pressures affecting the Company’s products in the United States or abroad;

•	increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs;

•	our ability to protect intellectual property;

•	the effect on global economic conditions, financial markets and our business from the United Kingdom’s withdrawal from the European Union; and

•	other risk factors detailed from time to time in our reports filed with SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended on March 17, 2020 (our “2019 Form 10-K”) and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020 (our “Q1 and Q2 2020 Forms 10-Q”), each of which is incorporated herein by reference, and in subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as applicable.

We caution readers not to place undue reliance on forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents we have filed with the SEC that are incorporated by reference herein and therein, which reflect management’s views and opinions only as of their respective dates. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by law.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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TRADEMARKS, SERVICE MARKS AND TRADE NAMES

Trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. The trademarks we own include TransAct®, BOHA!™, AccuDate™, EPICENTRAL®, Epic®, Ithaca® and Printrex®. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks, trade names and copyrights.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and accompanying notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

In the below description of our business, “TransAct,” the “company,” “we,” “us” and “our” refer to TransAct Technologies Incorporated, together with its consolidated subsidiaries.

Our Company

TransAct is a global leader in developing and selling software-driven technology and printing solutions for high growth markets including food service technology, point of sale automation, casino and gaming, and oil and gas. Our world-class products are designed from the ground up based on market and customer requirements and are sold under the BOHA!™, AccuDate™, Epic®, EPICENTRAL™, Ithaca®, and Printrex® brand names. In March 2019, we launched a new line of products for the food service technology market, the BOHA! branded suite of cloud-based applications and companion hardware solutions. The new BOHA! software and hardware products help restaurants and food service operators of all sizes automate the food production operations in the back-of-house operations. Known and respected worldwide for innovative designs and real-world service reliability, our thermal printers and terminals generate top-quality labels, coupons and transaction records such as receipts, tickets and other documents, as well as printed logging and plotting of data. We sell our technology to original equipment manufacturers (OEMs), value-added resellers, and select distributors, as well as directly to end-users. Our product distribution spans across the Americas, Europe, the Middle East, Africa, Asia, Australia, New Zealand, the Caribbean Islands and the South Pacific. We also offer world-class service, support, labels, spare parts, accessories and printing supplies to our growing worldwide base of products currently in use by our customers. Through our TransAct Services Group, we provide a complete range of supplies and consumables used in the printing and scanning activities of customers in the restaurant and hospitality, banking, retail, casino and gaming, government and oil and gas exploration markets. Through our webstore, www.transactsupplies.com, and our direct selling team, we address the demand for these products.

Recent Developments

Preliminary Estimated Operating Results for the Quarter Ended September 30, 2020

A brief summary of certain of our consolidated preliminary estimates of unaudited financial results for the quarter ended September 30, 2020 is set forth below based upon information available to us as of the date of this prospectus supplement. The Company has prepared the preliminary estimated financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three and nine months ended September 30, 2020. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related reviews as of and for the three and nine months ended September 30, 2020. During the course of the preparation of the Company’s condensed consolidated financial statements and related notes as of and for the three and nine months ended September 30, 2020, the Company may identify items that could cause its final reported results to be materially different from the preliminary estimated financial information set forth below. As a result, there can be no assurance that the Company’s final results for this period will not differ from such preliminary estimated financial information.

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This preliminary estimated financial information should not be viewed as a substitute for full interim financial statements prepared in accordance with U.S. generally accepted accounting principles. In addition, this preliminary estimated financial information is not necessarily indicative of the results to be achieved for any future period.

As of the date hereof, the Company expects net sales for the third quarter of 2020 to be in the range of $7.1 million to $7.3 million, an increase from the prior expectation of $5.5 million to $6.0 million provided on August 5, 2020. This updated expectation includes approximately $1.4 million to $1.5 million of Food Service Technology (“FST”) recurring revenue, which was previously expected to be approximately $1.0 million. The Company estimates there were 3,800 paid BOHA! terminals in the market as of the end of the third quarter of 2020, with an average annual revenue per terminal of approximately $1,470, an increase of 88% from $780 in the third quarter of 2019.

Expectations for the Quarter Ending December 31, 2020

Given recent market conditions and the impact that the COVID-19 pandemic has had on the Company’s and its customers’ businesses, and consistent with the provision of third quarter expectations to investors on August 5, 2020, the Company is providing the below expectations with respect to fourth quarter net sales and paid BOHA! terminals in the market. These expectations are forward-looking statements and are inherently subject to significant business, economic, competitive and regulatory uncertainties, including, among others, those set forth under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in our 2019 Form 10-K and our Q1 and Q2 2020 Forms 10-Q and the factors described under “Forward-Looking Statements” in this prospectus supplement. These expectations should not be viewed as a substitute for full audited financial statements prepared in accordance with U.S. generally accepted accounting principles, and are not necessarily indicative of the results to be achieved in any future period. Accordingly, investors should not place undue reliance on these expectations, which may differ materially from actual results.

Based on information available to the Company as of the date hereof, the Company expects net sales for the fourth quarter of 2020 to be in the range of $7.5 million to $8.0 million and anticipates that there will be 5,000 to 6,000 paid BOHA! terminals in the market as of the end of the quarter.

Launch of BOHA! Restaurant Operations Platform Based on iPad

On September 29, 2020, the Company announced the launch of its BOHA! Restaurant Operations Platform and that the Company will begin working with the Apple sales team and their eco-system partners to offer the platform to the restaurant market. The platform pairs the new BOHA! Work Station and iPad with native iOS BOHA! applications that can be downloaded and installed directly from the Apple Business App Store.

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Corporate Information

TransAct Technologies Incorporated began operating as a stand-alone business in August 1996 as a spin-off of the printer business that was formerly conducted by certain subsidiaries of Tridex Corporation.

Our principal executive office is located at One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, Connecticut, 06518, with a telephone number of (203) 859-6800. Our website address is www.transact-tech.com. Information contained on our website is not a part of this prospectus. We do not incorporate the information on, or accessible through, our website into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus supplement or the accompanying prospectus.

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THE OFFERING

Common stock offered by us	1,200,000 shares

Option to purchase additional shares	We have granted the underwriters an option to buy up to an additional 180,000 shares of common stock from us to cover over-allotments. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

Common stock to be outstanding immediately after the offering(1)	8,747,360 shares (or 8,927,360 shares if the underwriters exercise in full their option to purchase additional shares)

Use of proceeds	We estimate that the net proceeds to us from this offering, after deducting the estimated underwriting discount and commissions and estimated offering expenses payable by us, will be approximately $7.5 million (or approximately $8.7 million if the underwriters exercise in full their option to purchase additional shares). We intend to use the net proceeds from this offering for working capital and other general corporate purposes, which may include funding the further development of our food service technology business and related sales, marketing and product development efforts, technology improvements and personnel costs in support of our growth strategy. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement and in our 2019 Form 10-K and our Q1 and Q2 2020 Forms 10-Q for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Global Market symbol	“TACT”

(1) The number of shares of common stock to be outstanding immediately after this offering is based on 7,547,360 shares outstanding as of June 30, 2020, and excludes:

•	1,291,605 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2020 under our equity incentive plans, with a weighted average exercise price of $8.98 per share (of which 813,262 were exercisable as of that date);

•	110,675 shares of common stock issuable upon vesting of restricted stock units outstanding as of June 30, 2020 under our equity incentive plans; and

•	837,104 shares of common stock available for future issuance under our 2014 Equity Incentive Plan, as Amended and Restated (the “2014 Equity Plan”) as of June 30, 2020.

Except as otherwise indicated, all information in this prospectus supplement assumes the following:

•	no exercise of the outstanding stock options described above; and

•	no exercise by the underwriters of their option to purchase additional shares.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and under the heading “Risk Factors” in Item 1A of Part I of our 2019 Form 10-K, as updated under the heading “Risk Factors” in Item 1A of Part II of our Q1 and Q2 2020 Forms 10-Q, each of which is incorporated by reference herein, any amendment or update thereto reflected in our subsequent filings with the SEC and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Our stock price may fluctuate significantly.

The market price of our common stock could fluctuate significantly in response to variations in quarterly operating results and other factors, such as:

•	prevailing domestic and international market and economic conditions, and conditions in the industries we serve, including current market volatility and the economic impact of COVID-19 and resulting shutdowns on the casino and food service industries and on the U.S. and global economies;

•	adverse business conditions faced by customers, or bankruptcies or store closures of our customers resulting from adverse economic conditions due to COVID-19 or otherwise;

•	changes in our business, operations or prospects;

•	developments in our relationships with our customers or strategic partners;

•	announcements of new products or services by us or by our competitors;

•	the announcement or completion of acquisitions by us or by our competitors;

•	changes in existing or adoption of additional government regulations; and

•	unfavorable analyst coverage or a lack of analyst coverage.

In addition, the stock market may experience significant price fluctuations year-to-year. Broad market fluctuations, general economic conditions and specific conditions in the industries in which we operate, including due to the impact of COVID-19, may adversely affect the market price of our common stock.

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The limited trading volume of our common stock may contribute to its price volatility. The trading market for our common stock also relies in part on the research and reports that industry or financial analysts may publish about us, our business, our markets and our competitors. We currently do not have any analyst coverage. If securities analysts do not cover our common stock in the future, the lack of research coverage may adversely affect the market price of our common stock. Furthermore, if and when analyst coverage resumes, if one or more of the analysts who cover us downgrade our stock, or if those analysts issue other unfavorable commentary about us or our business, our stock price may decline.

Our common stock is traded on the Nasdaq Global Market. During the year ended December 31, 2019, the average daily trading volume for our common stock as reported by the Nasdaq Global Market was approximately 19,000 shares. We are uncertain whether a more active trading market in our common stock will develop. As a result, relatively small trades may have a significant impact on the market price of our common stock, which could increase the volatility and depress the price of our common stock.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Purchasers of our common stock in this offering will experience immediate dilution in the net tangible book value of the common stock purchased in this offering because the price per share of common stock in this offering is substantially higher than the net tangible book value per share of our common stock as of June 30, 2020, as adjusted to give effect this offering. The offering price per share set forth on the cover page of this prospectus supplement exceeds the as adjusted net tangible book value of the common stock as of June 30, 2020 by $4.81 per share. See “Dilution” in this prospectus supplement for a detailed discussion of the dilution you will incur if you purchase shares in this offering.

Our common stock is thinly traded, and investors may be unable to sell their shares at their desired prices, or at all, and sales of large blocks of shares may adversely affect the price of our common stock.

Our common stock has historically been sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing shares of our common stock at prevailing prices at any given time may be relatively small. This could lead to wide fluctuations in our share price. Investors may be unable to sell their common stock at or above their purchase price, which may result in substantial losses. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of shares of our common stock in either direction. The price of shares of our common stock could, for example, decline precipitously in the event a large number of shares of our common stock are sold on the market without commensurate demand, while an issuer with a more robust daily trading volume for its common stock might better absorb those sales without an adverse impact on its share price.

We will have broad discretion in how we use the net proceeds of this offering. Our ultimate use of these proceeds may not prove effective, which may adversely impact our results of operations and cause our stock price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant or immediate return, or any direct return at all, for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that diminishes value. If we do not invest or apply the net proceeds from this offering in ways that ultimately enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

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If we raise additional capital in the future, your ownership interest in the Company could be diluted or otherwise adversely impacted, and future sales of our common stock or other financing arrangements may cause our stock price to decline.

In the future, we may sell additional shares of our common stock in public or private offerings, or we may obtain funds through a credit facility or by issuing debt or preferred securities. We may also issue additional shares of our common stock to finance future acquisitions. Shares of our common stock are also available for future issuance and sale pursuant to stock options and other equity awards that we have granted to our employees, and in the future, we may grant additional stock options, restricted stock units and other forms of equity compensation to our employees. Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those newly issued shares being dilutive. Sales of our common stock or the perception that such sales could occur may adversely affect prevailing market prices for shares of our common stock and could impair our ability to raise capital through future offerings. The lenders under our existing debt agreements have rights that are senior to your rights as a common stockholder, and if we obtain funds in the future through a credit facility or through the issuance of debt or preferred securities, the lenders of such facility or the holders of such securities would likely also have rights senior to your rights as a common stockholder, which could impair the value of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. As of June 30, 2020, we had outstanding 7,547,360 shares of our common stock, options to purchase 1,291,605 shares of our common stock (of which 813,262 were exercisable as of that date), 110,675 shares of common stock issuable upon vesting of restricted stock units outstanding as of such date, and up to 837,104 shares of our common stock available for future issuance under the 2014 Equity Plan. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

We, along with our directors and executive officers, have agreed that for a period of 90 days after the date of this prospectus, subject to specified exceptions, we or they will not offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for our common stock, either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of Roth Capital Partners, LLC. The lock-up agreements of our directors and executive officers affect approximately 241,209 shares of our common stock as of June 30, 2020. Sales of stock by our directors and executive officers after the expiration of the lock-up period could have a material adverse effect on the trading price of our common stock.

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Resales of our common stock in the public market by our stockholders following the announcement of this offering may cause the market price of our common stock to fall.

This issuance of shares of common stock in this offering could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

We do not currently pay dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.

Although we paid a quarterly cash dividend on our common stock through 2019, in January 2020, we announced the cessation of quarterly cash dividends. We currently intend to retain any future earnings to fund the growth of our business as we continue to transition our focus to food service technology. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will most likely be the sole source of gain for stockholders for the foreseeable future.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), authorizes our board of directors to issue up to 20,000,000 shares of common stock and up to 5,000,000 shares of preferred stock. The power of the board of directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval unless required by Nasdaq rules.

Any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment, and the new securities may have rights, preferences and privileges senior to those of our common stock.

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Our charter documents and Delaware law may inhibit a takeover that stockholders consider favorable.

Provisions of our Certificate of Incorporation and our Amended and Restated By-Laws (the “Bylaws”) and applicable provisions of Delaware law may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. The provisions in the Certificate of Incorporation and Bylaws:

•	divide the board of directors into three classes, with each class serving a staggered three-year term;

•	limit who may call stockholder meetings;

•	do not permit stockholders to act by written consent;

•	allow us to issue “blank check” preferred stock without stockholder approval;

•	do not provide for cumulative voting rights; and

•	provide that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

In addition, Section 203 of the General Corporation Law of the State of Delaware may limit our ability to engage in any business combination with a person who beneficially owns 15% or more of our outstanding voting stock unless certain conditions are satisfied. This restriction lasts for a period of three years following the share acquisition. These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

Our Bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with the Company.

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for claims, including claims in the right of the Company, brought by a current or former stockholder (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware. This provision is not intended to apply to claims arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any claim for which the federal courts have exclusive jurisdiction. This forum selection provision in our Bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or any our directors, officers or other employees.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the estimated underwriting discount and commissions and estimated offering expenses payable by us, will be approximately $7.5 million (or approximately $8.7 million if the underwriters exercise in full their option to purchase additional shares).

We intend to use the net proceeds from this offering for working capital and other general corporate purposes, which may include funding the further development of our food service technology business and related sales, marketing and product development efforts, technology improvements and personnel costs in support of our growth strategy. Accordingly, we will retain broad discretion over the use of these proceeds. Pending application of the net proceeds as described above, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

S-10

DILUTION

If you purchase shares of our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering. “Net tangible book value” is total assets minus the sum of liabilities, goodwill, deferred tax assets and intangible assets, excluding operating lease right-of-use assets and liabilities. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

Our historical net tangible book value as of June 30, 2020 was approximately $12.5 million, or $1.66 per share, based on 7,547,360 shares of our common stock outstanding as of that date.

After giving effect to the sale of 1,200,000 shares of common stock by us, and after deducting the estimated underwriting discount and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020, would have been $20.1 million, or $2.29 per share. This represents an immediate increase in net tangible book value of $0.63 per share to existing stockholders and immediate dilution of $4.81 per share to investors in this offering, as illustrated by the following table:

Public offering price per share		$7.10
Net tangible book value per share as of June 30, 2020	$1.66
Increase in net tangible book value per share attributable to investors participating in this offering	$0.63
As adjusted net tangible book value per share after giving effect to this offering		$2.29
Dilution per share to investors in this offering		$4.81

If the underwriters exercise in full their option to purchase 180,000 additional shares from us, the as adjusted net tangible book value per share after this offering would be $2.38 per share, the increase in net tangible book value per share to existing stockholders would be $0.72 per share and the dilution to new investors purchasing shares in this offering would be $4.72 per share.

The number of shares of common stock to be outstanding immediately after this offering is based on 7,547,360 shares outstanding as of June 30, 2020, and excludes:

•	1,291,605 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2020 under our equity incentive plans, with a weighted average exercise price of $8.98 per share (of which 813,262 were exercisable as of that date);

•	110,675 shares of common stock issuable upon vesting of restricted stock units outstanding as of June 30, 2020 under our equity incentive plans; and

•	837,104 shares of common stock available for future issuance under the 2014 Equity Plan as of June 30, 2020.

S-11

To the extent that outstanding options are exercised, restricted stock units vest, other shares are issued or awards made pursuant to the 2014 Equity Plan or we otherwise issue additional shares in the future at a price less than the public offering price set forth on the cover of this prospectus, investors purchasing shares of our common stock in this offering could experience further dilution.

S-12

UNDERWRITING

We have entered into an underwriting agreement with the several underwriters listed in the table below. Roth Capital Partners, LLC is the representative of the underwriters. We refer to the several underwriters listed in the table below as the “underwriters.” Our common stock trades on the Nasdaq Global Market under the symbol “TACT.”

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase from us, the respective number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
Roth Capital Partners, LLC	1,080,000
Barrington Research Associates, Inc.	120,000
Total	1,200,000

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

We have granted the underwriters an option to buy up to an additional 180,000 shares of common stock from us at the public offering price, less the underwriting discount and commissions, to cover over-allotments, if any. The underwriters may exercise this option at any time, in whole at any time or in part from time to time, during the 30-day period after the date of this prospectus supplement.

Discount, Commissions and Expenses

The underwriters propose to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.213 per share. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the common stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of an underwriting discount and commissions. The underwriting discount will be 6.0% of the gross proceeds of this offering, or $0.426 per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement.

We have also agreed to reimburse the representative at closing for expenses incurred by it in connection with the offering, including fees and disbursements of underwriters’ counsel, up to a maximum of $75,000. We estimate that our total offering expenses for this offering, net of the underwriting discount and commissions, will be approximately $491,000.

S-13

The following table shows the underwriting discount and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise in full and non-exercise of the over-allotment option to purchase additional shares of common stock that we have granted to the underwriters):

	Per Share		Total
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Public offering price	$7.100	$7.100	$8,520,000	$9,798,000
Underwriting discount and commissions paid by us	$0.426	$0.426	$511,200	$587,880

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

Without the prior written consent of Roth Capital Partners, LLC, for a period of 90 days following the date of this prospectus supplement (the “Lock-Up Period”), we have agreed not to (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock of the Company, (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock or (iii) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, except for (a) the issuance of the shares of our common stock in this offering, (b) the issuance of shares of our common stock pursuant to the 2014 Equity Plan or our 2005 Equity Incentive Plan and the filing of any registration statement on Form S-8 in connection therewith, (c) the issuance of shares of our common stock pursuant to outstanding warrants and the vesting of restricted stock awards or units and (d) the issuance of shares in connection with any merger or acquisition, as long as the aggregate number of shares issued or issuable does not exceed 5% of the number of shares of common stock outstanding immediately after giving effect to this offering and certain other restrictions are met.

S-14

In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, without the prior written consent of Roth Capital Partners, LLC, the foregoing persons may not, directly or indirectly, (i) sell, assign, transfer, pledge, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for sale (including any short sale), right or warrant to purchase, lend, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company (including, without limitation, shares of common stock or any such securities which may be deemed to be beneficially owned by such persons in accordance with the rules and regulations promulgated by the SEC from time to time (such shares or securities, the “Beneficially Owned Shares”)), or publicly announce any intention to do any of the foregoing, other than the exercise of options or warrants so long as there is no sale or disposition of the common stock underlying such options or warrants during the Lock-Up Period, (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company, or (iii) engage in any short selling of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, without the prior written consent of Roth Capital Partners, LLC, for a period of 90 days from the date of this prospectus supplement. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers are subject to certain exceptions for transfers of Beneficially Owned Shares, including, but not limited to, transfers (i) as a bona fide gift or gifts, (ii) by operation of law, including pursuant to a qualified domestic order or in connection with a divorce settlement, (iii) to the immediate family of the transferor, (iv) to any trust for the direct or indirect benefit of such person or the immediate family of the transferor, (v) to any beneficiary of the transferor pursuant to a will or other testamentary document or applicable laws of descent and (vi) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the transferor or the immediate family of the transferor.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

S-15

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase pursuant to the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares that the underwriters may purchase pursuant to the over-allotment option. The underwriters may close out any covered short position by either exercising the over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other Relationships

Certain of the underwriters (including the representative) and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates for which they have received, or may in the future receive, customary fees and commissions for these transactions. Except as disclosed in this prospectus supplement, we have no present arrangements with the underwriters for any services.

S-16

Selling Restrictions

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to such shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any shares of our common stock at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of shares of common stock to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Additional selling restrictions in the United Kingdom

The communication of this prospectus supplement, the accompanying prospectus and any other documents or materials relating to the issue of the shares of our common stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorised person for purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom.

S-17

In the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); and/or (ii) are high net worth entities (or persons to whom they may otherwise lawfully be communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus supplement or the accompanying prospectus or use it as basis for taking any action. In the United Kingdom, any investment or investment activity to which this prospectus supplement or the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

Anything done by any person or entity in relation to the shares of our common stock in, from or otherwise involving the United Kingdom must only be done in compliance with all applicable provisions of the FSMA.

S-18

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Day Pitney LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K (as amended on March 17, 2020) for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

S-19

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed therewith and the documents incorporated by reference herein and therein.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are made available through the “Investor Relations” tab on our Internet website, www.transact-tech.com, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. The SEC maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including TransAct.

You may request a copy of our filings with the SEC and any documents incorporated by reference in this prospectus supplement and the accompanying prospectus (including any exhibits specifically incorporated by reference in such documents) at no cost by writing or telephoning us at the following address or phone number:

TransAct Technologies Incorporated
c/o Investor Relations
One Hamden Center
2319 Whitney Avenue, Suite 3B
Hamden, CT 06518
(203) 859-6800

S-20

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement or the accompanying prospectus. The information in any filing incorporated or deemed to be incorporated by reference herein speaks only as of the date of such filing, or, where applicable, the dates identified therein. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended on March 17, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 22, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on August 10, 2020;

•	our Current Reports on Form 8-K filed on March 4, 2020, March 16, 2020, March 25, 2020, May 5, 2020, May 6, 2020, May 27, 2020 and July 17, 2020 (in each case excluding information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any related exhibits);

•	the portions of the Definitive Proxy Statement on Schedule 14A for the 2020 annual meeting of stockholders filed on April 23, 2020 that are incorporated by reference in our 2019 Form 10-K;

•	the description of the TransAct common stock contained in our Registration Statement on Form 8-A filed on August 1, 1996 (the “Form 8-A”), and all amendments and reports updating such description, including Exhibit 4.2 to the 2019 Form 10-K; and

•	the portions of our Registration Statement on Form S-1, filed with the SEC on June 26, 1996, that are incorporated by reference in the description of the TransAct common stock contained in the Form 8-A.

S-21

We also incorporate by reference into this prospectus supplement any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC) after the date hereof and prior to the termination of the offering of securities under this prospectus supplement.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE HEREIN OR THEREIN. THEREFORE, IF ANYONE GIVES YOU DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO SELL, OR SOLICITATIONS OF OFFERS TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DOES NOT EXTEND TO YOU.

S-22

$20,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants or Other Rights

TransAct Technologies Incorporated (“TransAct,” the “Company,” “we” “us” or “our”) may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus the following securities:

•	shares of our common stock, par value $.01 per share (“TransAct common stock”);

•	shares of our preferred stock, par value $.01 per share (“TransAct preferred stock”);

•	debt securities; and

•	warrants to purchase, or other rights exercisable for, shares of TransAct common stock or TransAct preferred stock or debt securities.

We refer to TransAct common stock, TransAct preferred stock, debt securities and warrants or other rights, collectively, as the “securities” in this prospectus. We may offer, issue and sell the securities at an aggregate public offering price that will not exceed $20,000,000.

When we decide to sell the securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering.

You should carefully read this prospectus and the applicable prospectus supplement before you make your investment decision.

TransAct common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “TACT.” On August 14, 2020, the closing price per share of TransAct common stock was $5.51. The aggregate market value of the voting and nonvoting equity held by non-affiliates of the Company was approximately $40,768,323 based on the closing sale price per share of TransAct common stock on August 13, 2020 ($5.58) and the number of shares of TransAct common stock outstanding as of such date. No securities have been offered pursuant to General Instruction I.B.6. to Form S-3 during the 12-calendar-month period ending on and including the date of this prospectus.

We may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

Investing in the securities involves risks that are described in the “Risk Factors” section on page 2 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 21, 2020.

i

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Incorporation of Documents by Reference” for information on us and our business.

This prospectus is part of a registration statement on Form S-3 that TransAct has filed with the SEC using a “shelf” registration process. Under this process, we may offer and sell from time to time, any of the following, in one or more series:

•	TransAct common stock;

•	TransAct preferred stock;

•	debt securities; and

•	warrants to purchase, or other rights exercisable for, shares of TransAct common stock or TransAct preferred stock or debt securities.

We may offer, issue and sell the securities at an aggregate public offering price of up to $20,000,000 (or the equivalent in foreign currencies).

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. The prospectus supplement may also contain information about certain U.S. federal income tax consequences of an investment in the securities covered by the prospectus supplement.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we and our agents reserve the sole right to accept and to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

ii

FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus may include “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “plan” or “continue” or the negative thereof or other similar words.  Forward-looking statements are subject to certain risks, uncertainties and assumptions.  In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements.

Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following:

•	the adverse effect of the COVID-19 pandemic on our business, operations, financial condition, results of operations and capital resources, including as a result of supply chain disruptions, shutdowns and/or operational restrictions imposed on our customers, inability of our customers to make payments on time or at all, diversion of management attention, necessary modifications to our business practices and operations, cost cutting measures we have made and may continue to make, a possible future reduction in the value of goodwill or other intangible assets, inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions, price increases or decreased availability of component parts or raw materials, exchange rate fluctuations, volatility of and decreases in trading prices of our common stock and the availability of needed financing on acceptable terms or at all;

•	our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources;

•	our ability to successfully transition our business towards the food service technology and casino and gaming markets;

•	our ability to remediate the material weaknesses over internal control over financial reporting;

•	risks associated with potential future acquisitions;

•	our dependence on a significant customer; general economic conditions in the United States, Australia, New Zealand, Europe, Latin America and Asia;

•	our dependence on contract manufacturers for the manufacturing and assembly of a large portion of our products in Asia;

•	our dependence on significant suppliers;

•	our ability to recruit and retain quality employees as the Company grows;

•	our dependence on third parties for sales outside the United States, including Australia, New Zealand, Latin America and Asia;

•	marketplace acceptance of new products;

•	risks associated with foreign operations;

iii

•	the availability of third-party components at reasonable prices;

•	price wars or other significant pricing pressures affecting the Company’s products in the United States or abroad;

•	increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs;

•	our ability to protect intellectual property;

•	the effect on global economic conditions, financial markets and our business from the United Kingdom’s withdrawal from the European Union; and

•	other risk factors detailed from time to time in our reports filed with SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended on March 17, 2020 (our “2019 Form 10-K”) and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020 (our “Q1 and Q2 2020 Forms 10-Q”), each of which is incorporated herein by reference, and in subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as applicable.

We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus.  We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by law.

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TRADEMARKS, SERVICE MARKS AND TRADE NAMES

Trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners.  The trademarks we own include TransAct®, BOHA!™, AccuDate™, Epic, EPICENTRAL™, Ithaca® and Printrex®. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks, trade names and copyrights.

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PROSPECTUS SUMMARY

The following summary highlights only selected information contained elsewhere in this prospectus and may not contain all the information that may be important to you. Accordingly, you are encouraged to read this prospectus and any applicable prospectus supplement, including each of the documents incorporated by reference herein and therein, carefully and in their entirety. See the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference.” Unless the context requires otherwise, the words “TransAct,” the “Company,” “we,” “us,” and “our” refer to TransAct Technologies Incorporated and its consolidated subsidiaries.

About TransAct

TransAct is a global leader in developing and selling software-driven technology and printing solutions for high growth markets including food service technology, point of sale automation, casino and gaming, lottery, and oil and gas.  Our world-class products are designed from the ground up based on market and customer requirements and are sold under the BOHA!™, AccuDate™, Epic®, EPICENTRAL™, Ithaca®, and Printrex® brand names. Known and respected worldwide for innovative designs and real-world service reliability, our thermal and inkjet printers and terminals generate top-quality labels, coupons and transaction records such as receipts, tickets and other documents, as well as printed logging and plotting of data.  We sell our technology to original equipment manufacturers (OEMs), value-added resellers, and select distributors, as well as directly to end-users.  Our product distribution spans across the Americas, Europe, the Middle East, Africa, Asia, Australia, New Zealand, Latin America, the Caribbean Islands and the South Pacific. We also offer world-class service, support, labels, spare parts, accessories and printing supplies to our growing worldwide base of products currently in use by our customers. Through our TransAct Services Group, we provide a complete range of supplies and consumables used in the printing and scanning activities of customers in the restaurant and hospitality, banking, retail, casino and gaming, government and oil and gas exploration markets.  Through our webstore, www.transactsupplies.com, and our direct selling team, we address the demand for these products.

Our principal executive office is located at One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, Connecticut, 06518, with a telephone number of (203) 859-6800. Our website address is www.transact-tech.com. Information contained on our website is not a part of this prospectus.

Shares of TransAct common stock, par value $.01 per share, are publicly traded under the symbol “TACT” on Nasdaq.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks set forth under “Risk Factors” in any applicable prospectus supplement, under “Risk Factors” under Item 1A of Part I of our 2019 Form 10-K, as updated by our Q1 and Q2 2020 Forms 10-Q and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all of the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement before making an investment decision. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our Company. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows. For more information, see “Where You Can Find More Information” and “Information Incorporated by Reference.”

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USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer the securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include capital expenditures, investments, funding potential acquisitions, repayment of debt and general working capital. Pending the application of the net proceeds from the sale of securities, except to the extent otherwise provided in the applicable prospectus supplement, we expect to invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. Additional information on the use of net proceeds from the sale of the securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering of securities.

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DESCRIPTION OF CAPITAL STOCK

The following description of the capital stock of the Company includes a summary of some of the detailed provisions of our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Amended and Restated By-Laws (the “By-Laws”). These statements do not purport to be complete or to give full effect to the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of our Certificate of Incorporation and By-Laws. We encourage you to read our Certificate of Incorporation and By-Laws for a more complete description.

General

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, $.01 per share, of which 200,000 shares have been designated as Series A Preferred Stock and 8,000 shares have been designated as Series B Preferred Stock. No shares of Series A Preferred Stock have been issued or are outstanding. 4,000 shares of Series B Preferred Stock were issued, but no such shares remain outstanding. The Company has no present intention to issue shares of Series A Preferred Stock or Series B Preferred Stock.

Common Stock

Voting Rights

Stockholders are entitled to one vote for each share of TransAct common stock held of record on all matters on which stockholders are entitled or permitted to vote. The TransAct common stock does not have cumulative voting rights in the election of directors. As a result, holders of a majority of the shares of TransAct common stock voting for the election of directors can elect all the directors standing for election.

Dividend Rights

Subject to preferences that may be applicable to any outstanding shares of TransAct preferred stock designated by our Board of Directors (the “Board”) from time to time, holders of TransAct common stock are entitled to receive dividends out of legally available funds when and if declared from time to time by the Board.

The payment of any dividends would be within the discretion of the Board at such time. It is the present intention of the Board to retain all earnings, if any, for use in the business operations and, accordingly, the Board is not currently contemplating and does not anticipate declaring any dividends in the foreseeable future.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution or winding up, the holders of TransAct common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to preferences applicable to shares of TransAct preferred stock, if any, then outstanding.

No Preemptive or Similar Rights

The TransAct common stock has no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions in our Certificate of Incorporation.

Fully Paid

The outstanding shares of our common stock are fully paid and nonassessable.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co.

Listing

Our common stock is traded on Nasdaq under the trading symbol “TACT.”

Preferred Stock

Our Certificate of Incorporation authorizes our Board to issue shares of TransAct preferred stock from time to time. Our Board may fix and determine the designation, relative rights, preferences and limitations of such shares of TransAct preferred stock, including, to the extent applicable: (i) dividend rights; (ii) terms of conversion; (iii) sinking fund provisions; (iv) redemption provisions, including any restriction on repurchase or redemption while there is any arrearage in the payment of dividends or sinking fund installments; (v) voting rights; (vi) liquidation rights; and (vii) preemption rights.

The Board is able to, without stockholder approval, issue TransAct preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our TransAct common stock and could have anti-takeover effects. The ability of the Board to issue TransAct preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management.

Classified Board of Directors

Our Certificate of Incorporation provides for our Board to be divided into three classes, with each class serving a staggered three year term. We believe that a classified board structure helps to ensure the continuity and stability of the Board and our business strategies and policies. The classified board structure could have the effect of making the removal of incumbent directors more time consuming and difficult, and, therefore may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders.

Corporate Governance Provisions of Our By-Laws

Our By-Laws provide that special meetings of stockholders may be called at any time by the Chairman of the Board and shall be called upon the written request of the Board or of the holders of record of shares constituting a majority in amount of our capital stock issued and outstanding and entitled to vote. Our By-Laws also require stockholders requesting a special meeting of stockholders to deliver, along with the written request, background information on themselves and the proposals requested to be acted on at any such special meeting. Our By-Laws provide that the size of the Board shall be determined by resolution adopted by the Board.

Limits on Stockholder Action by Written Consent

Our Certificate of Incorporation provides that holders of our common stock may take action only by a vote taken at a meeting of stockholders held pursuant to prior notice and may not act by written consent in lieu of a meeting.

Section 203 of the Delaware General Corporation Law

We are a Delaware corporation that is subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prevents Delaware corporations, under certain circumstances, from engaging in a “Business Combination” with an “Interested Stockholder,” or an affiliate or associate of an Interested Stockholder, for three years following the date that the stockholder became an Interested Stockholder.  An Interested Stockholder is a stockholder who owns 15% or more of a corporation’s outstanding voting stock.

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A Business Combination includes a merger or sale of more than 10% of a corporation’s assets. However, the above provisions of Section 203 do not apply if:

•	the board of directors approves the transaction that made the stockholder an Interested Stockholder prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an Interested Stockholder, that stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of the stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the Interested Stockholder.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of a corporation’s outstanding voting stock. We have not “opted out” of the provisions of Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under the Delaware General Corporation Law, liability of a director may not be limited:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; or

•	for any transaction from which the director derives an improper personal benefit.

The effect of this provision of our Certificate of Incorporation is to eliminate our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except in the situations described above. This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.

In addition, our Certificate of Incorporation provides that we will indemnify our directors, officers, employees and agents to the fullest extent permitted by law. We may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the officer or director and incurred by the officer or director in such capacity, or arising out of his or her status as an officer or director.

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DESCRIPTION OF DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures (the “indentures” and each, an “indenture”) between us and a trustee to be specified in an accompanying prospectus supplement. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the form of indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words “we,” “us,” or “our” refer only to TransAct Technologies Incorporated and not to any of our subsidiaries, unless we expressly state or the context otherwise requires. Terms used herein that are not otherwise defined shall have the meanings given to them in the applicable indenture.

The form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part includes optional provisions (designated by brackets (“[      ]”)) that we would expect to appear in a separate indenture for subordinated debt securities in the event that we issue subordinated debt securities. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should refer to the Trust Indenture Act for the provisions that apply to the debt securities.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series under this prospectus. We may specify a maximum aggregate principal amount for the debt securities of any series. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	the principal amount being offered and any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•	the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

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•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $2,000 or any multiple of U.S. $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	the deletion, addition or change in any event of default;

•	any subordination provisions applicable to the subordinated debt securities;

•	any deletion, addition or change in the covenants set forth in the applicable indenture governing the debt securities;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any provisions relating to guarantees of the securities and any circumstances under which there may be additional obligors;

•	any provisions granting special rights to holders when a specified event occurs;

•	any special tax provisions that apply to the debt securities;

•	with respect to any debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

•	any and all additional, eliminated or changed terms that will apply to the debt securities; and

•	any other terms of such debt securities.

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Unless otherwise specified in the prospectus supplement, the debt securities will be in registered form for U.S. federal income tax purposes. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates.

Certain U.S. federal income tax consequences of an investment in debt securities sold at a discount will be described in the applicable prospectus supplement.

Ranking

Our debt securities that are not designated subordinated debt securities will be effectively junior in right of payment to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. Our debt securities that are designated subordinated debt securities will be junior in right of payment to all of our outstanding secured indebtedness and any other Senior Indebtedness (as defined below), including any debt securities that are not designated subordinated debt securities.

Subordination

The applicable prospectus supplement may state that a series of debt securities will be subordinated debt securities, subordinated and subject in right of payment to all of our Senior Indebtedness. Unless the applicable prospectus supplement provides otherwise, the applicable indenture governing such subordinated debt securities will provide that:

•	in the event and during the continuance of a default in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company continuing beyond the applicable period of grace, if any, no payment will be made by the Company with respect to the principal of, or premium, if any, or interest on such subordinated debt securities unless and until the default is cured or waived or has ceased to exist; and

•	upon any payment by or distribution of assets by the Company upon any dissolution, winding-up or liquidation of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness will be paid in full before any payment of principal (and premium, if any) or interest on the subordinated debt securities;

in each case, except for sinking fund payments with respect to securities acquired prior to the occurrence of such event and satisfaction and discharge of the applicable indenture from monies deposited with the trustee pursuant to such indenture prior to the occurrence of such event.

The rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full.

Unless the applicable prospectus supplement states otherwise, “Senior Indebtedness” of the Company means the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding at the date of the applicable indenture or thereafter incurred or created:

1)       all indebtedness of the Company for borrowed money (including any indebtedness secured by a mortgage, conditional sales contract or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (ii) existing on property at the time of acquisition thereof);

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2)       all indebtedness of the Company evidenced by notes, debentures, bonds or other similar interests sold by the Company for money;

3)       all lease obligations of the Company which are capitalized on the books of the Company in accordance with generally accepted accounting principles;

4)       all indebtedness of others of the kinds described in either of the preceding clauses (1) or (2) and all lease obligations of others of the kind described in the preceding clause (3) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise; and

5)       all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (1), (2) and (4) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (3) and (4); unless, in the case of any particular indebtedness, guarantee, lease, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities.

Exchange and Transfer

Unless otherwise indicated in a prospectus supplement, debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of the transmittal of a notice of redemption and ending at the close of business on the day of the transmittal; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

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•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the applicable indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period two years after such payment was due will be repaid to us thereafter.

The holder may look only to us for such payment.

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No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the indentures will provide that we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of the Company), unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

•	the successor entity assumes our obligations on the debt securities and under the applicable indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions specified in the applicable indenture are met.

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

1)       we fail to pay principal of or any premium on any debt security of that series when due;

2)       we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

3)       we fail to pay any sinking fund or analogous obligation when the same becomes due by the terms of the debt securities of that series;

4)       we fail to perform or breach any other covenant in the applicable indenture and such failure or breach continues for 90 days after we are given the notice required in such indenture; and

5)       certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

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Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (4) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 30% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately. The applicable indenture may include provisions requiring any holders directing the trustee to provide an event of default to represent that they are not “net short” with respect to their holdings of derivative instruments the value of which are affected by the value of the debt securities governed by such indenture.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (4) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, we and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We and the applicable trustee may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	to evidence the succession of another person to us and the assumption by such successor of our obligations under the applicable indenture and the debt securities of any series;

•	to add to the covenants of the Company, or to surrender any rights or powers of the Company, for the benefit of the holders of debt securities of any or all series issued under such indenture;

•	to cure any ambiguity, mistake, omission or defect, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture or to conform the text of such indenture or the debt securities to this description of debt securities or the description of notes in an applicable prospectus supplement;

•	to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act, excluding the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

•	to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

•	to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

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•	to provide any additional events of default;

•	to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

•	to provide for the terms and conditions of converting those debt securities that are convertible into TransAct common stock or another such similar security;

•	to secure the debt securities of any series or add collateral to secure the debt securities of any series;

•	to add guarantors in respect of the debt securities

•	to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the Trust Indenture Act or to comply with the rules of any applicable securities depository; and

•	to make any other change that does not adversely affect the rights of the holders of the debt securities.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the maturity of the principal of, any interest payment date or any other date upon which any premium on, or any installment of interest on, any such debt security is due and payable, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or interest payment date or such other date, as the case may be;

•	reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of such indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers;

•	make any change in the terms of the subordination of the debt securities in a manner adverse in any material respect to the holders of any series of outstanding debt securities; or

•	impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

Redemption

The applicable prospectus supplement will describe any terms regarding optional or mandatory redemption of debt securities. Except for any provisions in the applicable prospectus supplement regarding debt securities redeemable at the holder’s option, debt securities may be redeemed only upon notice by mail not less than 15 nor more than 60 days prior to the redemption date. Further, if less than all of the debt securities of a series are to be redeemed, the debt securities to be redeemed will be selected by the trustee by the method provided for the particular series.

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Any notice of any redemption may, in the sole determination of the Company, be given prior to the completion of a transaction or event (including an equity offering, other offering, issuance of indebtedness, a change of control or other transaction or event) and any redemption notice (including the amount of debt securities redeemed and conditions precedent applicable to different amounts of debt securities redeemed) may, in the sole determination of the Company, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction or event. Any such redemption may be partial as a result of only some of the conditions being satisfied.

If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice will state that, in the sole determination of the Company, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in its sole determination), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole determination) by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the obligations of the Company with respect to such redemption may be performed by another person.

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the applicable series of the debt securities, as expressly provided for in such indenture) as to all outstanding debt securities of a series, when:

1)	Either:

a.	all of the applicable series of the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

b.	all of the applicable series of debt securities not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount in the required currency sufficient to pay and discharge the entire indebtedness under the applicable series of debt securities not theretofore delivered to the trustee for cancellation for principal of, premium, if any, and interest on the applicable series of debt securities to the date of deposit or to the stated maturity or redemption date, as the case may be;

2)	we have paid all other sums payable under the applicable indenture by us with regard to the debt securities of such series; and

3)	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the applicable indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

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DESCRIPTION OF WARRANTS OR OTHER RIGHTS

The following description of the terms of the warrants or other rights sets forth certain general terms and provisions of the warrants or other rights to which any prospectus supplement may relate. We may issue warrants for the purchase of, or other rights exercisable for, TransAct common stock, TransAct preferred stock or debt securities. Warrants or other rights may be issued independently or together with TransAct common stock, TransAct preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants or other rights will be issued under a separate warrant agreement or other rights agreement, as applicable, to be entered into between us and a bank or trust company, as agent. Such agent will act solely as our agent in connection with the warrants or other rights and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants or other rights. The following summary of certain provisions of the warrants or other rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement or rights agreement that will be filed with the SEC in connection with the offering of such warrants or other rights.

Debt Warrants or Other Rights Exercisable for Debt Securities

The prospectus supplement relating to a particular issue of debt warrants or other rights will describe the terms of such debt warrants or other rights, including the following:

•	the title of such debt warrants or other rights;

•	the offering price for such debt warrants or other rights, if any;

•	the aggregate number of such debt warrants or other rights;

•	the exercise price of such debt warrants or other rights, and any provisions for changes to or adjustments in the exercise price;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants or other rights;

•	if applicable, the designation and terms of the debt securities with which such debt warrants or other rights are issued and the number of such debt warrants or other rights issued with each such debt security;

•	if applicable, the date from and after which such debt warrants or other rights and any debt securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable or to be issued upon exercise of a debt warrant or other right and, if applicable, the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants or other rights shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants or other rights that may be exercised at any one time;

•	whether the debt warrants or other rights represented by the debt warrant certificates or certificates representing such other rights, or debt securities that may be issued upon exercise of the debt warrants or other rights, will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

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•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of certain U.S. federal income tax consequences of an investment in the debt warrants or other rights;

•	the antidilution or adjustment provisions of such debt warrants or other rights, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants or other rights; and

•	any additional terms of such debt warrants or other rights, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants or other rights.

Stock Warrants

The prospectus supplement relating to any particular issue of TransAct common stock warrants or TransAct preferred stock warrants or other rights exercisable for TransAct common stock or TransAct preferred stock will describe the terms of such warrants or other rights, including the following:

•	title of such warrants or other rights;

•	the offering price for such warrants or other rights, if any;

•	the aggregate number of such warrants or other rights;

•	the exercise price of such warrants or other rights, and any provisions for changes to or adjustments in the exercise price;

•	the designation and terms of the offered securities purchasable or issuable upon exercise of such warrants or other rights;

•	if applicable, the designation and terms of the offered securities with which such warrants or other rights are issued and the number of such warrants or other rights issued with each such offered security;

•	if applicable, the date from and after which such warrants or other rights and any offered securities issued therewith will be separately transferable;

•	the number of shares of TransAct common stock or shares of TransAct preferred stock purchasable or to be issued upon exercise of a warrant or other right and, if applicable, the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants or other rights shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants or other rights that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of certain U.S. federal income tax consequences of an investment in the warrants or other rights;

•	the antidilution provisions of such warrants or other rights, if any;

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•	the redemption or call provisions, if any, applicable to such warrants or other rights; and

•	any additional terms of such warrants or other rights, including terms, procedures and limitations relating to the exchange and exercise of such warrants or other rights.

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PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We may also enter into hedging transactions with respect to the securities. For example, we may:

•	enter into transactions involving short sales of the securities by underwriters, brokers or dealers;

•	sell the securities short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates that, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

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•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed, if any;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other material information.

If any underwriters or agents are utilized in the sale of the securities, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.  If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

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If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities may be solicited, and sales of the securities may be made, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to those underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of the securities under this prospectus may be customers of, engage in transactions with, and perform services for us or our affiliates, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements that we may enter into with them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

All securities we may offer, other than TransAct common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

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In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Day Pitney LLP, New York, New York.

EXPERTS

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K (as amended on March 17, 2020) for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

TransAct files annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are made available through the “Investor Relations” tab on our Internet website, www.transact-tech.com, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. The SEC maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including TransAct.

You may request a copy of our filings with the SEC and any documents incorporated by reference in this registration statement (including any exhibits specifically incorporated by reference in such documents) at no cost by writing or telephoning us at the following address or phone number:

TransAct Technologies Incorporated

c/o Investor Relations

One Hamden Center

2319 Whitney Avenue, Suite 3B

Hamden, CT 06518

(203) 859-6800

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INCORPORATION OF DOCUMENTS BY REFERENCE

This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information in any filing incorporated or deemed to be incorporated by reference herein speaks only as of the date of such filing, or, where applicable, the dates identified therein. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended on March 17, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 22, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on August 10, 2020;

•	our Current Reports on Form 8-K filed on March 4, 2020, March 16, 2020, March 25, 2020, May 5, 2020, May 6, 2020, May 27, 2020 and July 17, 2020 (in each case excluding information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any related exhibits);

•	the portions of the Definitive Proxy Statement on Schedule 14A for the 2020 annual meeting of stockholders filed on April 23, 2020 that are incorporated by reference in our 2019 Form 10-K;

•	the description of the TransAct common stock contained in our Registration Statement on Form 8-A filed on August 1, 1996 (the “Form 8-A”), as most recently revised by our Form 8-A/A on February 18, 1999; and

•	the portions of our Registration Statement on Form S-1, filed with the SEC on June 26, 1996, that are incorporated by reference in the description of the TransAct common stock contained in the Form 8-A.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC) after the date hereof and prior to the termination of the offering of securities under this prospectus.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE HEREIN OR THEREIN. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO SELL, OR SOLICITATIONS OF OFFERS TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS AND NEITHER THE MAILING OF THIS PROSPECTUS NOR THE ISSUANCE OF THE SECURITIES PURSUANT TO THIS OFFERING SHALL CREATE AN IMPLICATION TO THE CONTRARY.

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1,200,000 Shares

Common Stock

_______________________________________

PROSPECTUS SUPPLEMENT

_______________________________________

Sole Book-Running Manager

Roth Capital Partners

Co-Manager

Barrington Research

October 14, 2020